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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Historical Financial Information of OrNda" and "Experts" and to the use of our report dated October 25, 1996, in the Registration Statement (Form S-3) and related Prospectus of Tenet Healthcare Corporation for the registration of $800,000,000 Senior Notes due 2005 and $500,000,000 Senior Subordinated Notes due 2007.

                                          ERNST & YOUNG LLP

Nashville, Tennessee
December 13, 1996